                                                                  EXECUTION COPY



   AMENDMENT NO. 2 AND LIMITED WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDMENT NO. 2 AND LIMITED WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of September 14, 2005 among BRIGHTPOINT NORTH AMERICA L.P., a Delaware limited partnership ("Brightpoint"), and WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company ("Wireless", together with Brightpoint, the "Borrowers"), the other Credit Parties signatory to the hereinafter defined Credit Agreement; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders ("Agent"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                              W I T N E S S E T H :

          WHEREAS, the Borrowers, the other Credit Parties, Agent and Lenders are party to that certain Amended and Restated Credit Agreement, dated as of March 18, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, on and subject to the terms and conditions hereof, the Borrowers and the other Credit Parties have requested that Agent and Lenders, and Agent and Lenders are willing to, amend certain provisions of the Credit Agreement, all as set forth herein;

          WHEREAS, on and subject to the terms and conditions hereof, the Borrowers and the other Credit Parties have requested that Agent and Lenders, and Agent and Lenders are willing to, grant a limited waiver of certain Defaults or Events of Default under the Credit Agreement, all as set forth herein; and

          WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

          1. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows:

          (a) Section 6.6 of the Credit Agreement is hereby amended by (i) deleting the text "and" immediately preceding clause (b) therein and (ii) inserting a new clause (c) at the conclusion thereof to read as follows:

               "and (c) Guaranteed Indebtedness incurred for the benefit of either (i) Brightpoint Asia Limited BVI, an entity organized under the laws of the British Virgin Islands ("Brightpoint Asia") or (ii) Brightpoint India Private Limited, an entity organized under the laws of India ("Brightpoint India") in the form of Letters of Credit in an aggregate amount not to exceed $20,000,000"

          (b) Section 6.14 of the Credit Agreement is hereby amended as follows:

               (i) By deleting clause (g) therein in its entirety and substituting therefor the following:

               "(g) Borrowers may make intercompany loans and advances to BPI ("BPI Intercompany Loans"); provided, that (i) if prior to making any such proposed BPI Intercompany Loans, (A) (x) there are no Revolving Credit Advances outstanding and (y) Borrowers collectively shall have Borrowing Availability of at least $35,000,000, then such proposed BPI Intercompany Loans may be made in an amount up to the amount of Borrowers' cash on hand or
               (B) (x) there are outstanding Revolving Credit Advances and (y) Borrowers collectively shall have both Average 30-Day Borrowing Availability and Borrowing Availability of at least $35,000,000 after giving effect to any such proposed BPI Intercompany Loans, then such proposed BPI Intercompany Loans may be made in an amount not to exceed $10,000,000 in the aggregate; provided further, that for purposes of the $10,000,000 limitation in this clause (g)(i)(B), BPI Intercompany Loans shall not include those made pursuant to clause (g)(i)(A), (ii) two (2) Business Days prior to any such BPI Intercompany Loan the applicable Borrower shall have delivered to Agent (A) a notice in the form of Exhibit 6.14(b) hereto (a "BPI Intercompany Loan Notice") and (B) an updated Borrowing Base Certificate calculated as of such date and (iii) on the date of any Revolving Credit Advance made under this Agreement, to the extent that Borrowers have made BPI Intercompany Loans in the period since the delivery to Agent of the most recent Borrowing Base Certificate, Borrowers shall provide to Agent an updated Borrowing Base Certificate calculated as of such date"

               (ii) By inserting in clause (h) the text "(excluding the Supplemental Advance)" immediately following the text (A) "Average 30-Day Borrowing Availability" and (B) "Borrowing Availability", each located in subclause (iii) thereof.

          (c)  Annex A to the Credit Agreement is hereby amended as follows:

               (i) By (i) deleting in the definition of "Brightpoint Borrowing Base" therein the text "and" at the conclusion of clause (a) thereof and (ii) inserting in such definition the following text immediately following clause (b) thereof:

               "and (c) the Supplemental Advance"

               (ii) By deleting clause (a) to the definition of "Commitment Termination Date" therein in its entirety and substituting therefor the following:

               "(a) September 14, 2008"

               (iii) By inserting in the definition of "Letters of Credit" therein the text "or BPI, to the extent permitted in Annex B" immediately following the text "any Borrower" in both the second and third lines thereof.

               (iv) By inserting in the definition of "Material Adverse Effect" therein the text "(excluding the Supplemental Advance)" immediately following the text "Borrowing Availability" in the second sentence thereof.

               (v) By inserting in the definition of "Pledge Agreements" therein the text ", the BPI Asia Pledge Agreement, the BPI India Pledge Agreement" immediately following the text "Wireless Pledge Agreement" in the fourth line thereof.

               (vi) By inserting the following definitions in alphabetical order therein:

               "BPI Asia" has the meaning ascribed to it in Section
               6.6(c).

               "BPI Asia Pledge Agreement" means the Pledge Agreement executed by Brightpoint International (Asia Pacific) Pte. Ltd., an entity organized under the laws of Singapore, in favor of Agent, on behalf of itself and Lenders, pledging 65% (or such higher percentage that would not result in material adverse tax consequences) of the voting stock and 100% of the non-voting stock, if any, of Brightpoint Asia held by it.

               "BPI India" has the meaning ascribed to it in Section
               6.6(c).

               "BPI India Pledge Agreement" means the Pledge Agreement executed by Brightpoint Holdings B.V., an entity organized under the laws of the Netherlands, in favor of Agent, on behalf of itself and Lenders, pledging 65% (or such higher percentage that would not result in material adverse tax consequences) of the voting stock and 100% of the non-voting stock, if any, of Brightpoint India held by it.

               "Supplemental Advance" means an advance equal to the amount set forth in the table below opposite the applicable EBITDA amount of Borrowers and their Subsidiaries then in effect for the most recent 12-month period for which Financial Statements have been delivered to Agent pursuant to Annex E hereunder:

          ----------------------------------------------------------------------
                          If EBITDA is                   Supplemental Advance
                          ------------                   --------------------
          ----------------------------------------------------------------------
          greater than $25 million                            $25 million
          ----------------------------------------------------------------------
          less than and equal to $25 million but
          greater than $22,500,000                            $20 million
          ----------------------------------------------------------------------
          less than and equal to $22,500,000 million,
          but greater than $20 million                        $15 million
          ----------------------------------------------------------------------
          less than and equal to 20 million                        $0
          ----------------------------------------------------------------------

               provided, that if any Default or Event of Default has occurred and is continuing, the Supplemental Advance shall be $0 until such time as such Default or Event of Default is waived or cured; provided further, that, notwithstanding the proviso above, for the three-day period following a Default resulting solely from the failure to deliver such Financial Statements, in addition to any other remedy provided for in this Agreement, the Supplemental Advance may be maintained at its existing amount in Agent's sole discretion, until such time as such Financial Statements shall be delivered during such three-day period, whereupon the Supplemental Advance shall be determined based on the then current EBITDA amount.

          (d)  Annex B to the Credit Agreement is hereby amended as follows:

               (i) By (A) inserting in clause (a) therein (I) the text "(or, as long as Borrowers remain responsible for the payment in full of all amounts drawn thereunder and all related fees, costs and expenses and to the extent permitted under Section 6.6(c), for the account of BPI)" immediately following the text "for such Borrower's account" in the third and fourth lines thereof, (II) the text "(or, as permitted above, BPI's account)" immediately following the text "for such Borrower's account" in the sixth line thereof and (B) by deleting in clause (a) therein the text "Twenty-Five Million Dollars ($25,000,000)" in the second sentence therein and substituting therefor the text "Thirty-Five Million Dollars ($35,000,000)."

               (ii) By (A) inserting in subclause (i) of clause (g) therein the text "and BPI" immediately following the text "Borrowers" in the second line thereof, (B) inserting in subclause (ii) of clause (g) therein the text "and BPI" immediately following each instance the text "Borrowers" is located therein and (C) inserting in subclause
          (iii) of clause (g) therein the text "and BPI" immediately following each instance the text "Borrowers" is located therein.

          (e)  Annex F to Credit Agreement is hereby amended as follows:

               (i) By inserting in clause (a) therein the text "(excluding the Supplemental Advance)" immediately following the text "Average 30-Day Borrowing Availability" in the third line thereof; and

               (ii) By inserting in clause (b) therein the text "(excluding the Supplemental Advance)" immediately following the text "Average 30-Day Borrowing Availability" in the second line thereof.

          (f) Annex G to the Credit Agreement is hereby amended by inserting the following text at the conclusion of clause (a) therein:

               "For purposes of this clause (a), the Supplemental
               Advance shall be excluded from the calculation of Borrowers' Borrowing Availability."

          (g) Annex J to the Credit Agreement is hereby deleted in its entirety and replaced by Annex J attached hereto.

          2. Limited Waiver. Agent and Lenders hereby waive any Default or Event of Default under Section 8.1(b) of the Credit Agreement, solely with respect to Section 6.6 of the Credit Agreement, as a result of the Letter of Credit issued by a Lender on June 23, 2005 and as amended on August 2, 2005. Such waivers are only applicable and shall only be effective in the instances and for the specific purposes of which made or given.

          3. Representations and Warranties of Credit Parties. In order to induce Agent and Lenders to enter into this Amendment, each Credit Party hereby jointly and severally represents and warrants to Agent and Lenders that:

          (a) Representations and Warranties. After giving effect to this Amendment, no representation or warranty of any Credit Party contained in the Credit Agreement or any of the other Loan Documents, including this Amendment, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date.

          (b) Authorization, etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party's execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms. No Credit Party's execution, delivery or performance of this Amendment conflicts with, or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien upon the property of any Credit Party by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture or instrument to which any Credit Party is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court applicable to any Credit Party, or (iii) the certificate or articles of incorporation or by-laws of any Credit Party.

          (c) No Default. No Default or Event of Default has occurred or is continuing, or would result after giving effect hereto.

          4. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the satisfaction, and delivery to Agent (on behalf of itself and Lenders), of each condition set forth in this Section 4 on or prior to the date hereof:

          (a) Amendment. Duly executed originals of this Amendment from each Credit Party and from the Lenders.

          (b)  Amendment Fee. In addition to any fees referenced to in clause
(c) of Section 8 herein, Borrowers shall pay to Agent, for the benefit of each of the Lenders a party to this Amendment, an amendment fee in the amount of $75,000.

          (c) Assignment Agreements. Duly executed originals of (i) the Assignment Agreement between Congress Financial Corporation (Central), as assignor and National City Bank of Indiana, as assignee ("National City"), in the amount of $11,666,666.67 and (ii) the Assignment Agreement between LaSalle Business Credit, LLC, as assignor and LaSalle Bank National Association, as assignee ("LaSalle"), in the amount of $15,555,555.55.

          (d) Revolving Notes. Duly executed originals of the Revolving Notes of (i) National City from each Borrower, reflecting the revised Revolving Loan Commitment of National City and (ii) LaSalle from each Borrower, reflecting the Revolving Loan Commitment of LaSalle, each dated as of the date hereof.

          (e) Other Documents. All other agreements, certificates and other documents as Agent may reasonably request to accomplish the purposes of this Amendment.

          5. Post-Closing Obligations. Within 30 Business Days from the effectiveness of this Amendment, Agent shall have received the following, each of which shall be on terms and conditions satisfactory to Agent in all respects:

          (a) BPI Affiliate Pledge Agreements. Duly executed originals of (i) the BPI Asia Pledge Agreement from Brightpoint International (Asia Pacific) Pte. Ltd. and (ii) the BPI India Pledge Agreement from Brightpoint Holdings B.V. (collectively, the "BPI Affiliate Pledge Agreements").

          (b) Negative Pledge. Duly executed originals of a negative pledge agreement from BPI Asia whereby BPI Asia will agree not to, and will not permit any other Person to, create, assume, incur, or suffer to exist any lien, pledge, charge or encumbrance of any kind on its assets, other than encumbrances created by any Capital Leases of BPI Asia, involving the incurrence of an aggregate amount of Capital Lease Obligations of not more than $500,000 outstanding at any one time for all such encumbrances.

          (c) Opinions of Counsel. Duly executed originals of local counsel opinions from each jurisdiction requested by Agent, each addressed to Agent on behalf of Lenders, each in form and substance reasonably satisfactory to Agent and its counsel and including, without limitation, opinions regarding (i) the perfection of the liens under the BPI Affiliate Pledge Agreements and (ii) the enforceability of the BPI Affiliate Pledge Agreements.

          (d) HSBC Release Letter. Duly executed originals of a release letter from HSBC Bank (the "Prior Lender") confirming that (i) all letters of credit issued or guaranteed by the Prior Lender shall have been indefeasibly cancelled and returned, with all cash collateral held by Prior Lender in respect of such letters of credit returned to BPI Asia, (ii) all liens upon any of the property of BPI Asia in favor of the Prior Lender shall be terminated by the Prior Lender immediately upon the completion of the actions and payments set forth in this clause (d) and (iii) all of the fees, expenses and other obligations of BPI Asia owing to the Prior Lender will be repaid in full.

          (e) Additional Documentation. Duly executed originals of the resolutions of the Board of Directors (or other applicable equivalent) of each of BPI Asia and BPI India, approving and authorizing the execution, delivery and performance of the BPI Affiliate Pledge Agreements to which it is a party and the transactions to be consummated in connection therewith, certified as of the effective date of such BPI Affiliate Pledge Agreements by its corporate secretary (or other applicable equivalent) as being in full force and effect without any modification or amendment, and such other agreements, certificates, and other documents as Agent may reasonably request to effectuate the BPI Affiliate Pledge Agreements.

          6.   Reference to and Effect on Loan Documents.

          (a) Ratification. Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and each Credit Party hereby ratifies and confirms each such Loan Document.

          (b) No Waiver. Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

          7. Affirmation of Guarantors. By its signature set forth below, each Guarantor hereby confirms to Agent and Lenders that, after giving effect to the foregoing Amendment and the transactions contemplated thereby, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          8.   Miscellaneous.

          (a) Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the Credit Parties, Agent and Lenders and their respective successors and assigns, except as otherwise provided herein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

          (b) Entire Agreement. This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

          (c) Fees and Expenses. As provided in Section 11.3 of the Credit Agreement, the Borrowers agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

          (d) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (e) Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (f) Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

          (g) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by telecopy shall be effective as delivery of a manually executed signature page to this Amendment.

          (h) Incorporation of Credit Agreement. The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

          (i) Acknowledgment. Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

                            [signature pages follow]

               IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

                                        BRIGHTPOINT NORTH AMERICA L.P.

                                          By:   BRIGHTPOINT NORTH AMERICA, INC.,
                                                its general partner


                                        By: /s/ Steven E. Fivel
                                           -------------------------------------
                                        Name:   Steven E. Fivel
                                        Title:  Executive Vice President &
                                                Secretary

                                        WIRELESS FULFILLMENT SERVICES LLC

                                          By:   BRIGHTPOINT, INC., its manager


                                        By: /s/ Steven E. Fivel
                                           -------------------------------------
                                        Name:   Steven E. Fivel
                                        Title:  Executive Vice President,
                                                General Counsel & Secretary


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Agent and Lender


                                        By: /s/ Mark Blankstein
                                           -------------------------------------
                                        Title:  Duly Authorized Signatory


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Lender


                                        By: /s/ Bijon Jalaie
                                           -------------------------------------
                                        Name:   Bijon Jalaie
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------


                                        NATIONAL CITY BANK OF INDIANA, as Lender


                                        By: /s/ David McNeely
                                           -------------------------------------
                                        Name:   David McNeely
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------



                                      [S-1]

                  The following Persons are signatories to this Amendment in their capacity as Credit Parties or Loan Parties and not as Borrowers.


                             BRIGHTPOINT, INC.

                             By: /s/ Steven E. Fivel
                             ---------------------------------------------------
                             Name:  Steven E. Fivel
                             Title: Executive Vice President, General Counsel &
                                    Secretary


                             BRIGHTPOINT NORTH AMERICA, INC.

                             By: /s/ Steven E. Fivel
                             ---------------------------------------------------
                             Name:  Steven E. Fivel
                             Title: Executive Vice President & Secretary


                             WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.

                             By: /s/ Steven E. Fivel
                             ---------------------------------------------------
                             Name:  Steven E. Fivel
                             Title: Executive Vice President & Secretary


                             BRIGHTPOINT INTERNATIONAL LTD.

                             By: /s/ Steven E. Fivel
                             ---------------------------------------------------
                             Name:  Steven E. Fivel
                             Title: Executive Vice President & Secretary


                             BRIGHTPOINT ACTIVATION SERVICES LLC

                                  By: BRIGHTPOINT NORTH AMERICA L.P., its sole member and sole manager

                                  By:   Brightpoint North America, Inc., its
                                        general partner

                             By: /s/ Steven E. Fivel
                             ---------------------------------------------------
                             Name:  Steven E. Fivel
                             Title: Executive Vice President & Secretary




                                     [S-2]

         ANNEX J (FROM ANNEX A - REVOLVING LOAN COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT


               LENDER                          REVOLVING LOAN COMMITMENT
               ------                          -------------------------
General Electric Capital Corporation            $35,000,000 (including a Swing
                                                Line Commitment of $7,500,000)

LaSalle Bank National Association               $15,555,555.55

National City Bank of Indiana                   $19,444,444.45
                                                --------------

                        TOTAL                   $70,000,000.00



                                       i